UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

______________

FORM 8-K
______________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  September 19, 2012
______________

Sionix Corporation
(Exact name of registrant as specified in its charter)

Nevada	002-95626-D	87-0428526
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

914 Westwood Blvd., Box 801 Los Angeles, CA	90024
(Address of principal executive offices)	(Zip Code)

(704) 971-8400
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions (see General Instruction A.2 below).

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13(e)-4(c))

Forward Looking Statements
This Form 8-K and other reports filed by Sionix Corporation (the “Company”) from time to time with the Securities and Exchange Commission (collectively the “Filings”) contain forward looking statements and information that are based upon beliefs of, and information currently available to, the Company’s management as well as estimates and assumptions made by the Company’s management.  When used in the Filings the words “anticipate”, “believe”, “estimate”, “expect”, “future”, “intend”, “plan” or the negative of these terms and similar expressions as they relate to the Company or the Company’s management identify forward looking statements.  Such statements reflect the current view of the Company with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to the Company’s industry, operations and results of operations and any businesses that may be acquired by the Company.  Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Although the Company believes that the expectations reflected in the forward looking statements are reasonable, the Company cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, the Company does not intend to update any of the forward-looking statements to conform these statements to actual results.

Item 1.01	Entry into a Material Definitive Agreement

GEL Properties Convertible Redeemable Notes

On September 21, 2012 Sionix issued a 6% Convertible Redeemable Note in the principal amount $100,000 maturing on September 21, 2013. Sionix has an optional right of redemption prior to maturity upon a five-day notice and payment of a 50% premium on the unpaid principal amount of the loan. Sionix paid fees of $6,000 in connection with the funding of this loan. In addition, the Company received a commitment in the form of a promissory note from the lender pursuant to which the lender will provide the Company with funding of an additional $300,000, $100,000 of which will become available, on each of July 1, 2103, August 15, 2013 and October 1, 2013 (the "Additional Financing").

The conversion price for each share of common stock will be equal to 70% of the lowest closing bid price of the common stock for a period of five trading days, but no lower than $0.001 per share.  However, if the Company is able to register the underlying shares to the September 21, 2012 Note and the Additional Financing on or before December 5, 2012, then the applicable discount rate for all the notes will be reduced from 30% to 25%, and the interest rate charged will be reduced from 6% to 3%.

Termination of Commitment for Equity Drawdown Facility

On October 8, 2012 the Company terminated its agreement with Ascendiant Capital Markets, LLC to establish an equity drawdown facility.  There were no penalties or fees associated with the termination of this agreement.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Directors

On September 19, 2012 the Company received the resignation of Johan Perslow as a member of the board of directors.

The board of directors is now comprised of James W. Alexander (Interim Chairman), Bernard Brogan, Ken Calligar, Frank Power and David R. Wells.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

SIONIX CORPORATION

Dated: October 10, 2012	By:	/s/ David R. Wells
David R. Wells
President and Chief Financial Officer